AMENDED AND RESTATED PROMISSORY NOTE

Maximum Principal Amount: $2,500,000.00

Westlake Village, California
Dated as of December 4, 2009
Effective as of November 9, 2009

FOR VALUE RECEIVED, the undersigned, PHARMTECH DIRECT CORP., a Nevada corporation, with an address of 2660 Townsgate Road, Suite 300, Westlake Village, California 91361 (the "Borrower"), hereby unconditionally promises to pay to the order of Centurion Credit Resources LLC, a Delaware limited liability company with an address of 152 West 57th Street, 54th Floor, New York, New York 10019 (together with its successors and assigns, the "Lender") to such account of the Lender, as Lender may designate, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) or so much thereof as may be outstanding from time to time, such amount to be repaid as follows:

1. On the date which is the one (1) month anniversary of any Advance (as defined in the Loan Agreement (as hereinafter defined)) (such one (1) month anniversary, herein the "Applicable Maturity Date"), Borrower shall make a payment of unpaid principal and accrued and unpaid interest with respect to such Advance, with interest accruing on the principal amount thereof at a rate per annum equal to twenty-four percent (24%); and

2. If the entire amount of any required principal and/or interest payment required hereunder is not paid in full within ten (10) days after same is due, Borrower shall, to the extent permitted by law, pay Lender a late fee of 5% of the unpaid portion of such required payment. Any such late fee assessed shall be immediately due and payable.

Capitalized terms used but not defined herein shall have the meanings set forth for such term in that certain Loan and Security Agreement, dated as of November 19, 2007, entered into among Borrower, INSTACARE CORP., a Nevada corporation, and Lender (as the same has been and may be amended, modified, supplemented, or restated from time to time, the "Loan Agreement").

Each request for an Advance shall constitute a certification by the Borrower that no Event of Default exists under this Note or any Loan Document (defined below). Furthermore, Borrower hereby agrees that as an express inducement to Lender to make the Loan, the total outstanding principal amount under the Note, at any one time, (i) will be based, in the Lender's sole discretion, upon the financial strength of the Borrower, the amount of Advances then outstanding, and the performance by Debtors under previous Approved Sale Documents, and (ii) shall not exceed $2,000,000.00; provided that such amount shall be increased, during the months of June 2010, December 2010, June 2011, and December 2011, to $2,500,000.00. Borrower shall be permitted to request Advances as frequently as Borrower deems necessary in the conduct of its business, subject, in each instance, to all of the terms and provisions of the Loan Documents. No request for an Advance may be made on or after December 31, 2010.

Notwithstanding anything contained herein or in any other Loan Document to the contrary, if at any time other than during the calendar months of June 2010, December 2010, June 2011, and December 2011, the outstanding principal balance of the Loan exceeds $2,000,000, then Borrower shall immediately prepay such amount of principal due and owing hereunder, which prepayment shall be without penalty or premium of any kind, sufficient to cause the outstanding principal balance of the Loan (after giving effect to such prepayment) to be equal to $2,000,000.

Interest on the principal amount of any Advance under this Note shall be calculated on the basis of the actual number of days the specific Advance is outstanding over a year consisting of 360 days.

This Note is a revolving note and, subject to the foregoing and in accordance with the provisions hereof and of any and all other agreements between the Borrower and the Lender related hereto, the Borrower may, at its option, borrow, pay, prepay and re-borrower hereunder at any time prior to the Applicable Maturity Date or such earlier date as the obligations of the Borrower to the Lender under this Note, and any other agreements between the Lender and the Borrower related hereto, shall become due and payable, or the obligation of the Lender to extend financial accommodations to the Borrower shall terminate; provided, however, that in any event the principal balance outstanding hereunder shall at no time exceed the face amount of this Note. This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full and the Lender is no longer obligated to extend financial accommodations to the Borrower, even if, from time to time, there are no amounts outstanding respecting this Note.

If this Note or any payment hereunder becomes due on a day which is not a Business Day (as defined below), the due date of this Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or day which shall be in the State of Nevada a legal holiday or day on which banking institutions are required or authorized to close.

All payments shall be made by Borrower to Lender at 152 West 57th Street, 54th Floor, New York, New York 10019 or such other place as Lender may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

In the Event of a Default hereunder by Borrower, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the

singular number shall include the plural, the plural the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

Notwithstanding the above, from time to time, without affecting the obligation of Borrower or the successors or assigns of Borrower to pay the outstanding principal balance of this Note and observe the covenants of Borrower contained herein, in the Loan Agreement or in any other Loan Document without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of Borrower, the successors or assigns of Borrower or guarantors, and without liability on the part of the Lender, the Lender may, at the option of the Lender, decrease the maximum amount of the Note, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with Borrower to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

Borrower and all others who may become liable for the payment of all or any part of the indebtedness hereunder do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the indebtedness hereunder or any person liable for payment of the indebtedness hereunder, no extension of time for payment of this note or any installment hereof, and no alteration, amendment or waiver of any provision of any and all documents, instruments and agreements, if any, which may now or hereafter evidence, govern, secure (directly or indirectly) or guaranty the Note (hereinafter the "Loan Documents") made by agreement between Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the indebtedness hereunder.

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this note and the other Loan Documents and that this note and the other Loan Documents constitute valid and binding obligations of Borrower.

All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

The Borrower consents that any legal action or proceeding arising hereunder may be brought in any jurisdiction within the State of Nevada and assents and submits to personal

jurisdiction of any such court in any action or proceeding involving the Borrower or this note. Borrower initially and irrevocably designates Corporate Agents of Nevada, with an office on the date hereof at 8275 S. Eastern Avenue, Ste. 119, Las Vegas, Nevada 89123, to receive for and on behalf of Borrower service of process in Nevada with respect to this Note.

THE MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

The Lender shall have the right to assign, in whole or in part, this Note, and any other Loan Document and all of its rights hereunder and thereunder, and all of the provisions herein and therein shall continue to apply to the Loan. The Lender shall have the right to participate the Loan with other parties.

Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed over a year consisting of 360 days. Interest on this Note shall be paid in arrears, except as provided below.

The Lender shall not, by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver by the Lender of its rights or remedies hereunder shall be valid against the Lender unless in writing, signed by the Lender, and then only to the extent therein set forth. The waiver by the Lender of any right or remedy hereunder upon any one occasion shall not be construed as a bar to any right or remedy which it would otherwise have had on any future occasion.

The liability of the undersigned shall be absolute and unconditional and without regard to the liability of any other party hereto.

This Note is an amended and restated promissory note. Reference is made to the Loan Agreement for a description of the benefits to which Lender (and any successors or assigns of Lender) is entitled on account hereof and for reference to the security, and other collateral interests which secure the indebtedness evidenced hereby. This Note is an amendment and restatement of (a) that certain Promissory Note, dated as of November 19, 2007, given by Borrower to the order of Lender, in the maximum principal amount of $1,000,000, and (b) that certain Amended and Restated Promissory Note, dated as of October 20, 2008, given by Borrower to the order of Lender, in the maximum principal amount of $2,000,000 (collectively, the "Original Note"), and is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Original Note. The Borrower hereby acknowledges and agrees that the Original Note continues to evidence the indebtedness, loans, liabilities, expenses, and obligations under the Original Note since the date of execution of each instrument constituting the Original Note, and that this Note is entitled to all rights and benefits originally pertaining to the Original Note, unless otherwise specifically modified hereby.

Q1-4/6

[NO FURTHER TEXT ON THIS PAGE]

Q1-5/6

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day first above written.

PHARMTECH DIRECT CORP., a Nevada corporation

By: ______________________

Name: Keith Berman

Title: President

Q1-%

OMNIBUS LOAN DOCUMENT MODIFICATION AND REAFFIRMATION AGREEMENT

THIS OMNIBUS LOAN DOCUMENT MODIFICATION AND REAFFIRMATION AGREEMENT (this "Agreement") dated December 4, 2009, and effective as of November 9, 2009, is entered into by and among PHARMTECH DIRECT CORP., a Nevada corporation, with an address of 2660 Townsgate Road, Suite 300, Westlake Village, California 91361 (the "Borrower"), INSTACARE CORP., a Nevada corporation, with an address of 2660 Townsgate Road, Suite 300, Westlake Village, California 91361 ("Instacare"), and CENTURION CREDIT RESOURCES LLC, a Delaware limited liability company with an address of 152 West 57th Street, 54th Floor, New York, New York 10019 (together with any successors or assigns or any lending institution participating in the rights and obligations thereof hereunder, and subject to the terms and conditions of any participation agreement between such participating lending institution and Centurion Credit Resources LLC, the "Lender").

W I T N E S S E T H:

WHEREAS, on November 19, 2007, Borrower, Instacare and Lender executed and delivered that certain Loan and Security Agreement (as the same has been and may be amended, modified, supplemented, or restated from time to time, the "Loan Agreement"), pursuant to which Lender agreed to made a loan to Borrower in the maximum principal amount of up to $2,500,000 (the "Loan"), which Loan is evidenced by that certain Amended and Restated Promissory Note, dated as of the date hereof, given by Borrower to the order of Lender, in the maximum principal amount of $2,500,000 (together with any and all promissory notes which such Promissory Note amends and/or restates, herein, collectively, the "Note"); and

WHEREAS, on the date hereof, Borrower and Lender wish to amend certain terms and provisions of the Loan Agreement as more specifically set forth herein;

NOW THEREFORE, in consideration of the agreements herein expressed and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Unless expressly modified by this Agreement, all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Loan Agreement.

2. From and after the date hereof, the term "Maximum Credit Amount" as defined in the Loan Agreement shall mean Two Million Five Hundred Thousand Dollars and Zero Cents (US$2,500,000.00).

3. The last full sentence of Section 1.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following: "The Lender's agreement to make any advances pursuant to this Agreement and evidenced by the Note shall expire on December 31, 2010; provided that the expiration of Lender's agreement to make advances pursuant to this Agreement shall automatically be extended to December 31, 2011 unless, prior to that date, either Borrower

or Lender send notice to the other that Lender's agreement to make any advances pursuant to this Agreement and evidenced by the Note shall expire on December 31, 2010."

4. Schedule 1.1(b)(iv) of the Loan Agreement is hereby deleted in its entirety.

5. Effective only from and after the date of this Agreement, the provisions of Sections 1.1(b) and 1.1(c) of the Loan Agreement shall be deemed of no further force or effect.

6. On the date of this Agreement, Instacare shall cause its stock transfer agent (herein, the "Transfer Agent") to issue to and in the name of Centurion, the following:

a. 60 stock certificates each representing 1,000 shares of Series E Preferred Stock of Instacare;

b. 30 stock certificates each representing 10,000 shares of Series E Preferred Stock of Instacare and

c. One (1) stock certificate representing 60,000 shares of Series E Preferred Stock of Instacare.

The foregoing stock certificates are herein referred to as the "Escrowed Shares". Each of the Escrowed Shares shall be shares of Series E Preferred Stock of Instacare, and shall each be convertible by the holder thereof into fifty (50) shares of the $0.001 par value common stock of Instacare (the "Common Stock"), which class of stock is currently traded under the symbol "traded as ISCR.OB" on the OTC BB.

7. Instacare shall cause the Escrowed Shares to be delivered to Escrow Agent, to be held by Escrow Agent in accordance with the terms and provisions of that certain Escrow Agreement (the "Escrow Agreement"), dated as of the date hereof, by and among Lender, Instacare and Tarter Krinsky & Drogin LLP, a limited liability partnership (the "Escrow Agent").

8. The Escrow Agent's obligations shall be governed by the Escrow Agreement. In the event of any conflict between the terms and provisions of the Escrow Agreement, on the one hand, and the Loan Agreement (as modified by this Agreement), on the other hand, the terms and provisions of the Escrow Agreement shall control. The terms and provisions of the Escrow Agreement are hereby incorporated at length herein by this reference as if more fully set forth at length herein.

9. In connection with each Advance, Instacare shall be obligated to deliver to Lender a number of shares of Common Stock (herein, the "Earned Common Stock") equal to eighty percent (80%) of the amount of the Advance. By way of illustration of the foregoing, and not in limitation of the foregoing, if an Advance were $500,000, the number of shares of Earned Common Stock which Instacare is obligated to deliver to Lender would equal 400,000, based on:

- 80% x $500,000 = 400,000

10. In connection with each Advance, Instacare shall, following the monthly reconciliation set forth in Section 12, below, instruct the Escrow Agent to release from escrow

and deliver to Lender the Delivered Preferred Shares (as hereinafter defined). For purposes hereof, the term "Delivered Preferred Shares" shall mean a number of Series E Preferred Shares of Instacare equal to the quotient obtained by dividing (a) the Earned Common Stock by (b) fifty (50). By way of illustration of the foregoing, and not in limitation of the foregoing, if an Advance were $500,000, then the number of shares of Earned Common Stock which Instacare is obligated to deliver to Lender equals 400,000, and the number of Delivered Preferred Shares which Instacare shall instruct Escrow Agent to release to Lender shall be 8,000, based on:

- 400,000 ÷ 50 = 8,000

11. In the event that Lender is entitled to receive, in connection with any Advance, a number of shares of Common Stock not evenly divisible by fifty (50), then in such event, and in connection with such Advance, the number of shares of Common Stock obligated to be issued by Instacare to Centurion shall be increased to the next whole number which is evenly divisible by fifty (50) (such increase in the number of shares of Common Stock is herein referred to as the "Surplus Shares"). Such Surplus Shares shall be credited by Lender against the next ensuing issuance of shares of Earned Common Stock which Instacare is obligated to issue to Lender. By way of illustration of the foregoing, and not in limitation of the foregoing:

- On January 15, 2010, Lender makes an Advance of $125,210.
- The number of shares of Earned Common Stock in connection with such Advance is 100,168 (80% x $125,210 = 100,168).
- Since 100,168 is not evenly divisible by 50, the number of Delivered Preferred Shares in connection with such Advance is 2,004, which is based on 100,200, the next highest whole number evenly divisible by 50 (100,200 ÷ 50 = 2,004). The 32 Surplus Shares shall be credited against the number of shares of Earned Common Stock deliverable in connection with the next Advance under the Loan.

12. Within three (3) days of the last day of any calendar month within which an Advance is made, Lender shall send Instacare an accounting of their calculation of the Earned Common Stock and the Delivered Preferred Shares with respect to each Advance made during such calendar month. Within two (2) days of the last day of any such calendar month, Instacare may object to Lender's calculation. If no objection is received by Lender within such two (2) day period, then at the expiration of such two (2) day period, Lender shall instruct Instacare to cause Escrow Agent to issue to Lender the Delivered Preferred Shares specified in the applicable accounting. If Instacare objects to a particular accounting, the parties shall, in good faith, reach agreement as to the applicable accounting of Earned Common Stock and Delivered Preferred Shares. Instacare shall cause its counsel to provide a Rule 144 Opinion, or shall provide an authorized update to any such previously delivered Rule 144 Opinion, in either case with respect to each set of Delivered Preferred Shares, on the date which is one (1) year from the date of delivery of the Delivered Preferred Shares, in form and substance, and issued by a law firm, acceptable to Lender in its sole discretion.

13. Rule 144.

a. Exchange Act Filings. For so long as Instacare is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), Instacare will file the reports required to be filed by it under Section 13 or 15(d) of the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder. If Instacare ceases to be so required to file such reports, Instacare will upon the reasonable request of Lender (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act of 1933, as amended, (the "Securities Act") and (ii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable Lender to sell the Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission.

b. Opinion. Instacare hereby irrevocably authorizes Instacare's transfer agent, as such entity may then be serving as the transfer agent for Instacare's Preferred Stock and/or Common Stock from time to time, (the "Transfer Agent") to accept opinion of counsel for purposes of Rule 144 from the law firm Tarter Krinsky & Drogin LLP or such additional counsel as Lender may designate provided such counsel is lawfully authorized to give such opinions.

c. Transfer Agent. Instacare hereby irrevocably authorizes the Transfer Agent to accept instructions from Tarter Krinsky & Drogin LLP or such additional counsel as Lender may designate to divide certificates evidencing the Escrowed Shares into smaller increments to further the intent of this Agreement and the escrow Agreement.

14. The Loan Agreement is hereby amended by deleting Section 1.14 thereof in its entirety and replacing it with the following:

> "1.14 Escrow Agent. Borrower and Instacare hereby jointly and severally agree that all costs and disbursements incurred by the Escrow Agent in performing its obligations under the Escrow Agreement shall be borne by Borrower and Instacare, and each of Borrower and Instacare hereby jointly and severally indemnify, defend, and hold harmless the Lender and each of the Lender's officers, directors, agents, attorneys, and affiliates of any kind from and against the imposition of any costs and expenses arising under or incurred in connection with the Escrow Agreement."

15. Nothing contained herein shall be deemed to affect any previously Delivered Shares or previously delivered "Warrants" (as defined in the Loan Agreement prior to the effect of this Agreement). Furthermore, the delivery of the Escrowed Shares to the Escrow Agent shall in no way relieve Instacare of its obligation to issue shares of Earned Common Stock to Lender in connection with any Advance, it being the intent of the parties that, in the event the Escrowed Shares are insufficient to cover the number of Earned Common Shares deliverable to Lender, then Instacare's obligation to deliver such Earned Common Shares to Centurion, notwithstanding that there are insufficient Escrowed Shares to do so.

16. All references in any of the Loan Documents to the "Loan Documents" (or any term of similar import referring specifically to the Loan Documents) shall hereinafter be deemed to include this Agreement.

Q2-4/4

17. Instacare, by its signature hereon, hereby reaffirms all of its obligations and liabilities under the Loan Agreement and each other Loan Document to which it is a party, and restates and reaffirms each and every representation and warranty contained in the Loan Agreement and each other Loan Document to which it is a party as if the same were made on the date hereof.

18. Borrower and Instacare hereby remise, release and forever discharge Lender and each of Lender's present, future and former parents, affiliates, officers, directors, employees and agents from any and all claims, losses, liabilities, demands and causes of action of any kind whatsoever, if any, whether absolute or contingent, known or unknown, matured or unmatured that Borrower and Instacare may now have or ever had, in whatever capacity, against Lender or its present, future or former officers, directors, employees and agents.

19. Borrower and Instacare, by their respective signatures hereon, hereby reaffirms all of its obligations and liabilities under the Loan Documents, and restates and reaffirms each and every representation and warranty contained in the Loan Documents as if the same were made on the date hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the applicable laws of the United States of America.

[NO FURTHER TEXT ON THIS PAGE]

Q2-5/6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

PHARMTECH DIRECT CORP., a Nevada corporation

By: ______________________

Name: Keith Berman

Title: President

INSTACARE:

INSTACARE CORP., a Nevada corporation

By: ______________________

Name: Keith Berman

Title: CFO & Secretary

LENDER:

CENTURION CREDIT RESOURCES, LLC, a Delaware limited liability company

By: ______________________

Name: Brian D. Jedwab

Title: President

1379820_3.DOC
1379820v5

Q2-5/6

ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("**Agreement**") is made as of December 4, 2009, but effective as of November 9, 2009, by and among **InstaCare Corp.**, a Nevada corporation, (the "**Issuer**"), **Centurion Credit Resources LLC**, a Delaware limited liability company, (the "**Lender**") and **Tarter Krinsky & Drogin LLP** (the "**Escrow Agent**") as agent for the Lender.

WHEREAS, pursuant to a Loan and Security Agreement, dated November 19, 2007, as amended, (the "**Loan Agreement**") the Issuer shall issue to the Lender from time to time the Issuer's Series E Preferred Stock and/or Common Stock; and

WHEREAS, the Issuer and the Lender desire to establish an escrow of certificates evidencing such securities.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. <u>Escrow</u>. The Issuer herewith deposits with the Escrow Agent, in form transferable for delivery, Seven Hundred Twenty Thousand (720,000) shares (the "**Shares**") of Series E Preferred Stock, in such increments as requested by the Lender. Q7/6

2. <u>Delivery of the Shares</u>. The Escrow Agent shall deliver the Shares to the Lender in such amounts and at such times as instructed in writing by the Issuer to the Escrow Agent. The Issuer shall instruct the Escrow Agent to distribute such number of Shares to the Lender as required under the Loan Agreement when such Shares have been earned by the Lender.

3. <u>Voting Rights, Distribution Rights</u>. Only after such time as the Shares have been earned by the Lender under the Loan Agreement and the Issuer has instructed in writing the Escrow Agent to deliver the Shares to the Lender shall the Lender be entitled (i) to exercise any voting power or dispositive power with respect to the Shares, and (ii) to receive and retain for its own account any and all dividends or other distributions declared or paid upon any of the Shares.

4. <u>Instructions to Escrow Agent</u>. Notwithstanding any other provision of this Agreement, upon receipt by the Escrow Agent of written instructions signed by or on behalf of each of the Issuer and the Lender, the Escrow Agent shall make any other payment or delivery of the Shares then held hereunder as may be specified in such instructions.

5. <u>Delivery of Common Stock</u>. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of the Shares, provided the Issuer's transfer agent is participating in the Depository Trust Issuer ("**DTC**") Fast Automated Shares Transfer program, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Lender by crediting the account of the Lender's Prime Broker or other designated account with DTC through its Deposit Withdrawal Agent Commission system.

6. **Representations and Warranties**. The Issuer hereby represents and warrants to the Lender and the Escrow Agent that:

(a) The Issuer has full power and authority and legal right to issue and convey the Shares to the Lender pursuant to this Agreement and the Loan Agreement.

(b) This Agreement constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms.

(c) The execution, delivery and performance of this Agreement and other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any mortgage, indenture, contract or other agreement to which the Issuer is a party or by which the Issuer or the Shares may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Issuer's properties pursuant to the provisions of such mortgage, indenture, contract or other agreement.

(d) All of the Shares were validly issued, fully paid and non-assessable and the Common Stock issuable upon conversion of the Shares will be validly issued, fully paid and non-assessable.

7. **Escrow Agent**. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to its rights, duties, liabilities and immunities:

(a) The duties of the Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature. The Escrow Agent shall incur no liability whatsoever to the Lender, the Issuer or otherwise, except for its own willful misconduct or gross negligence.

(b) The Escrow Agent shall be under no responsibility in respect of any of the items deposited with it other than to follow the provisions of this Agreement. The Escrow Agent may consult with counsel and shall be fully protected in any action taken or omitted in good faith, in accordance with the advice of such counsel.

(c) The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement. The Escrow Agent shall not be required to institute legal proceedings of any kind.

(d) The Escrow Agent shall have no responsibility for the genuineness, validity or value of any certificate, document or other item deposited with or delivered to it, and the Escrow Agent shall be fully protected in acting in accordance therewith.

(e) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from the Lender or the Issuer with respect to the Shares that, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow

Agreement shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by both the Lender and the Issuer or by a final order of a court of competent jurisdiction.

(f) Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Agreement) between any of the parties hereto, the Escrow Agent shall have no interest in the Shares except as provided in this Agreement.

(g) In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement in respect of the rights and duties of the Escrow Agent shall govern and control in all respects.

(h) Nothing in this Agreement shall be deemed to prohibit the Escrow Agent from representing one or all of the parties to this Agreement in connection with any matter whatsoever.

(i) The Escrow Agent may at any time by written notice given to all parties to this Agreement resign its position under this Agreement, whereupon the other parties to this Agreement shall designate one or more persons to act as a successor.

(j) The Escrow Agent has acted as legal counsel for the Lender, and may continue to act as legal counsel for the Lender, from time to time, notwithstanding its duties as the Escrow Agent hereunder. All parties hereto expressly consent to the Escrow Agent's representation of the Lender as legal counsel in any matter whatsoever, including, without limitation, any controversy or dispute arising out of this Agreement.

8. Fees and Expenses of Escrow Agent. The Escrow Agent shall be compensated by the Lender at the Escrow Agent's normal hourly rate in connection with its services hereunder, and be entitled to reimbursement by the Lender for all substantiated, reasonably necessary expenses (including reasonable counsel fees, if applicable) incurred by the Escrow Agent in the performance of its duties hereunder. Such fees and expenses shall be reimbursed to the Lender by the Issuer under Section 1.14 of the Loan Agreement.

9. Notices. All notices, requests, demands, consents and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given when delivered (i) by hand, (ii) by email, or (iii) five days after being mailed in the United States by first class registered or certified mail, postage prepaid, return receipt requested, to each party at the address for such party set forth on Schedule A hereto or at such other address as such party may from time to time designate as to itself by notice given in compliance with this paragraph.

10. Binding Nature. This Agreement and the rights and obligations of the Issuer, the Lender and the Escrow Agent hereunder shall bind and inure to the benefit of the parties and their respective successors and assigns.

11. **Applicable Law**. This Agreement has been negotiated, made and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles thereof relating to the conflict of laws. By signing this Agreement, the Issuer acknowledges that any dispute or controversy between Issuer and Lender may be based on difficult and complex issues of law and fact. Accordingly, the Issuer hereby waives, to the extent permitted by applicable law, trial by jury in any action or proceeding of any kind or nature in any court or tribunal in which an action may be commenced by or against the Issuer arising out of this Agreement or by reason of any other cause or dispute whatsoever between the Issuer and the Lender of any kind or nature. The Issuer hereby irrevocably consents to the non-exclusive jurisdiction of any court of the State of New York located in New York County, New York, and any federal court located in any such County with respect to any litigation relating to this Agreement. The Issuer expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in any such court, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers may be made by registered or certified mail, return receipt requested, addressed to the Issuer at the address of the Issuer set forth above. Should Issuer fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, the Issuer shall be deemed in default and an order and/or judgment may be entered against it as prayed for in such summons, complaint, process or papers. The choice of forum set forth in this paragraph shall not be deemed to preclude the bringing of any action by the Lender or the Lender's enforcement of any judgment obtained in such forum in any other appropriate jurisdiction. The Issuer hereby waives the right to assert the defense of *forum non conveniens* and the right to challenge the venue, subject matter or personal jurisdiction of any court proceeding.

12. **Attorneys' Fees**. The Issuer agrees to pay all costs including all reasonable attorneys' fees and disbursements incurred by the Lender, the Escrow Agent or the Issuer, or the respective assignees, in enforcing this Agreement in accordance with its terms.

13. **Termination**. The obligations of the Escrow Agent shall terminate at the time when all of the Shares held hereunder have been delivered by the Escrow Agent as provided in this Agreement.

14. **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer, the Lender and the Escrow Agent have executed this Agreement as of the day and year first above written.

THE ISSUER:

INSTACARE CORP.

By: ______________________________
Name: Keith Berman
Title: CFO & Secretary

THE LENDER:

CENTURION CREDIT RESOURCES LLC

By: ______________________________
Name:
Title:

THE ESCROW AGENT:

TARTER KRINSKY & DROGIN LLP

By: ______________________________
Name:
Title:

Q3-5/6

Schedule A

if to the Issuer:	InstaCare Corp. Attn: Keith Berman 2660 Townsgate Road #300 Westlake Village, CA 91361 Telephone: (805) 446-1973 Email: InterMania@aol.com
with copies to:	Hunter, Molloy and Salcido, LLP Attn: Michael Belcher 225 South Lake Avenue, Suite 600 Pasadena CA 91101 Telephone: (626) 568-2500 E-mail: MBelcher@hmspasadena.com
if to the Lender:	Centurion Credit Management LP Brian D. Jedwab, Managing Director 152 West 57th Street, 54th Floor New York, New York 10019 Tel: (212) 581.0500 Email: bjedwab@centurionllc.com
with copies to:	Troutman Sanders LLP Attn: Robert Bourguignon The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 704-6310 E-mail: robert.bourguignon@troutmansanders.com
if to the Escrow Agent:	Tarter Krinsky & Drogin LLP Attention: James G. Smith, Esq. 1350 Broadway, 11th Floor New York, NY 10018 Telephone: (212) 216-8000 Email: jsmith@tarterkrinsky.com

Q3-9/6